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                          Exhibit 2.2

                     Termination Agreement
                     dated October 23, 1998
                     between SFS and Cohoes
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                      TERMINATION AGREEMENT


     THIS TERMINATION AGREEMENT (the "Agreement"), dated October 23, 1998, is made between Cohoes Savings Bank ("Cohoes"), a savings bank chartered under the laws of the State of New York, and SFS Bancorp, Inc. ("SFS"), a Delaware corporation.

     WHEREAS, the Board of Trustees of Cohoes and the Board of Directors SFS approved the acquisition of SFS by Cohoes (the "Merger");

     WHEREAS, the approval of the Merger by the Board of Trustees of Cohoes and the Board of Directors of SFS was evidenced by an Agreement and Plan of Merger dated as of July 31, 1998 (the "Merger Agreement") entered into between Cohoes and SFS;

     WHEREAS, the Merger was conditioned upon the conversion from mutual-to-stock form of organization of Cohoes and the formation of a holding company ("Holding Company") as a step incident thereto in accordance with applicable federal and state regulations;

     WHEREAS, the Merger Agreement provided for an exchange of each share of SFS common stock for shares of Holding Company common stock in accordance with
Section 2.3 of the Merger Agreement;

     WHEREAS, Cohoes has determined that due to the recent significant decline in the market values of publicly held thrift institutions, including institutions undertaking mutual-to-stock conversions, and regulatory concerns regarding the amount of stock that SFS shareholders would receive in the Merger, that the Merger may not be feasible and could adversely affect the Cohoes conversion; and

     WHEREAS, SFS has determined that consummation of the Merger is not likely.

     NOW, THEREFORE, it is agreed:

     1. TERMINATION. The Merger Agreement is hereby terminated by the mutual consent of the parties thereto pursuant to Section 7.1(a) of the Merger Agreement, except that the provisions relating to confidentiality set forth in Section 5.4(b) shall survive such termination.

     2. TERMINATION FEE. Cohoes hereby agrees to pay to SFS, in accordance with Section 8.1(b) of the Merger Agreement, the sum of $2,000,000 as total consideration for SFS' agreement to terminate the Merger pursuant to this Agreement. Payment shall be made in immediately available funds as of the date hereof.

     3. MUTUAL RELEASE. The parties to the Merger Agreement and all persons signing this Termination Agreement, in their official and individual capacities, hereby mutually release each other, their subsidiaries, affiliates and successors, employees, officers, directors and assigns from all claims,
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liabilities, demands and causes of action, known or unknown, fixed or contingent, arising in connection with or incident to the matters contained in the Merger Agreement.

     4. PRESS RELEASE. The parties to the Merger Agreement hereby agree that the announcement and press release attached hereto as Exhibit A concerning the termination of the Merger shall be made jointly and released immediately after execution of this Agreement by the parties hereto.

     5. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the matters contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than the provisions of the Merger Agreement referred to herein.

     6. INTERPRETATION. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     7. COUNTERPARTS. This Agreement may be executed in any number of counter-parts, and each such counterpart shall be deemed to be an original instrument but all counterparts together shall constitute but one agreement.

     8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and entirely to be performed within such jurisdiction.

                                  2
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     EACH PERSON SIGNING THIS AGREEMENT ACKNOWLEDGES THAT HE OR SHE
HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT.

     PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF
LEGAL CLAIMS.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts as of the date first above written.

                              COHOES SAVINGS BANK

                              By:  /s/ Harry L. Robinson
                                 ------------------------
                              Name: Harry L. Robinson
                              Title: President


                              SFS BANCORP,  INC.

                              By: /s/ Joseph H. Giaquinto
                                 -------------------------
                              Name: Joseph H. Giaquinto
                              Title: President

                                  3
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ACKNOWLEDGED BY:

                              TRUSTEES OF COHOES SAVINGS BANK

                              ____________________________________
                              Arthur E. Bowen, Trustee

                              ____________________________________
                              Peter G. Casabonne, Trustee

                              ____________________________________
                              Michael L. Crotty, Trustee

                              ____________________________________
                              Chester C. DeLaMater, Trustee

                              ____________________________________
                              Frederick G. Field, Jr., Trustee

                              ____________________________________
                              Duncan S. Mac Affer, Trustee

                              ____________________________________
                              R. Douglas Paton, Trustee

                              ____________________________________
                              J. Timothy O'Hearn, Trustee

                              ____________________________________
                              Harry L. Robinson, Trustee

                              ____________________________________
                              Walter H. Speidel, Trustee

                              ____________________________________
                              Donald A. Wilson, Trustee

                                  4
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ACKNOWLEDGED BY:


                              DIRECTORS OF SFS BANCORP,  INC.

                              /s/ Richard D. Ammian
                              ------------------------------------
                              Richard D. Ammian, Director

                              /s/ John F. Assini
                              ------------------------------------
                              John F. Assini, M.D., Director

                              /s/ Joseph H. Giaquinto
                              ------------------------------------
                              Joseph H. Giaquinto, Director

                              /s/ Gerald I. Klein, Director
                              ------------------------------------
                              Gerald I. Klein, Director

                              /s/ Robert A. Schlansker
                              ------------------------------------
                              Robert A. Schlansker, Director

                                  5
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